UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

AQUILA, INC.
(Name of Registrant as Specified In Its Charter)

PIRATE CAPITAL LLC
JOLLY ROGER FUND LP
JOLLY ROGER OFFSHORE FUND LTD
 JOLLY ROGER ACTIVIST PORTFOLIO COMPANY LTD
THOMAS R. HUDSON JR.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:
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	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
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☐		Fee previously paid with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On April 9, 2007, Pirate Capital LLC (“Pirate Capital”) amended a page on its website with respect to the previously announced proposed acquisition of Aquila, Inc. (the “Company”). A copy of the amended page is attached as Exhibit A.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY PIRATE CAPITAL, MR. HUDSON AND THE FUNDS FROM THE STOCKHOLDERS OF THE COMPANY FOR USE AT ITS STOCKHOLDERS MEETING (A) WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO PIRATE CAPITAL, MR. HUDSON AND THE FUNDS IN CONNECTION WITH ANY SUCH PROXY SOLICITATION, AND (B) WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WHICH WILL BE MAILED TO STOCKHOLDERS OF THE COMPANY AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING US AT PIRATE CAPITAL LLC, 200 CONNECTICUT AVENUE, NORWALK, CT 20549, PHONE NO. (203) 854-1100.

Jolly Roger Fund LP (the “Fund”) is the beneficial owner of 42,595 shares of common stock (“Shares”) of the Company. Pirate Capital is the general partner of the Fund. By virtue of its position as general partner of the Fund, Pirate Capital has the power to vote or direct the voting, and to dispose or direct the disposition, of all of the 42,595 Shares held by the Fund. By virtue of agreements with Jolly Roger Offshore Fund LTD (the “Offshore Fund”) and Jolly Roger Activist Portfolio Company LTD (the “Activist Fund”, and together with the Fund and the Offshore Fund, the "Funds"), Pirate Capital has the power to vote or direct the voting, and to dispose or direct the disposition, of all of the 17,514,375 Shares held by the Offshore Fund and the Activist Fund. By virtue of his position as sole Manager of Pirate Capital, Thomas R. Hudson Jr. is deemed to have shared voting power and shared dispositive power with respect to all Shares as to which Pirate Capital has voting power or dispositive power. Accordingly, Pirate Capital and Mr. Hudson are deemed to have shared voting and shared dispositive power with respect to an aggregate of 17,556,970 Shares, constituting approximately 4.7% of the Shares outstanding. Decisions to buy or sell securities for the Funds are based on a variety of factors, including assessments of individual securities, the individual portfolios and the market as a whole.  Thus the Funds may sell some or all of their holdings of particular securities, including the Shares at any time.  The Funds also may add to their existing holdings of securities or acquire different securities at any time. The principal address of each of Mr. Hudson, Pirate Capital and the Funds is 200 Connecticut Avenue, 4th Floor, Norwalk, Connecticut 06854.

Exhibit A - Amended website page of Pirate Capital launched April 9, 2007

Exhibit A